                                                                  Exhibit 10.10

                                   MEDEX, INC.

                       SEVERANCE AND NON-COMPETE AGREEMENT

      This SEVERANCE AND NON-COMPETE AGREEMENT (this "AGREEMENT") is made as of May 21, 2003, by and between Medex, Inc., an Ohio corporation (the "COMPANY"), and Ralph Dickman, Jr. (the "EXECUTIVE").

                                    RECITALS

      WHEREAS, the Company desires to continue the employment the Executive, and the Executive desires to remain employed by the Company, in accordance with terms and conditions set forth herein;

      WHEREAS, during the course of such employment, the Executive will participate in the development of, and will be privy to, proprietary and confidential information of MedVest Holdings Corporation ("MEDVEST"), the Company and its Subsidiaries (collectively, the "MEDVEST ENTITIES" and, individually, an "MEDVEST ENTITY"), including without limitation, trade secrets, customer lists, strategic business plans, pricing and billing practices, relationships with vendors and know-how involved in the operation of the Company's and its Subsidiaries' businesses (collectively, the "CONFIDENTIAL INFORMATION");

      WHEREAS, to obtain the services of the Executive and to protect the Confidential Information and goodwill of the MedVest Entities, the parties desire to execute and deliver this Agreement; and

      WHEREAS, the Executive will derive substantial benefits from this Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

      1.    EMPLOYMENT AND DUTIES.

            (a) The Company hereby employs the Executive as the Vice President, Operations of the Company and the Executive hereby accepts and agrees to serve the Company in the capacities described in SECTION 1(b), and (if and to the extent so requested by the Company's Board of Directors (the "BOARD")) in such other capacities to which the Executive may be appointed consistent with
SECTION 3, in accordance with the terms and conditions hereinafter set forth.

            (b) The Executive shall initially have the duties, responsibilities and authority customary to an employee serving as the Vice President, Operations of the Company. The Executive shall report to and take direction from the Chief Executive Officer.

            (c) Excluding reasonable vacations compatible with the Executive's position and periods of illness, injury or other disability, the Executive shall give his best efforts and devote substantially all of his business time and attention to the business and interests of the MedVest Entities. The Executive shall devote his business time, abilities and attention to these activities and shall perform his duties in a professional, ethical and businesslike manner.

            (d) For purposes of the Agreement, (i) "SUBSIDIARIES" shall mean, with respect to any Person, any corporation or other entity of which the equity securities or other ownership interests having the voting power to elect a majority of the board of directors or other governing body are, at the time of determination, owned by such Person, directly or through one or more Subsidiaries and (ii) "PERSON" shall mean a natural person, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity, or a governmental entity or any department, agency or political subdivision thereof.

      2. TERM OF EMPLOYMENT. The term of the Executive's employment under this Agreement shall be at will and nothing in this Agreement shall provide Executive with any contractual right to continued employment.

      3. COMPENSATION AND BENEFITS. Initially, the Company shall pay to the Executive, and the Executive shall accept from the Company, as full compensation for the Executive's services hereunder, compensation as follows:

            (a) BASE SALARY. The Executive shall be paid a base annual salary equal to $190,000.00, which shall be paid in accordance with the payroll practices of the Company as in effect from time to time (the "BASE SALARY").

            (b) ANNUAL BONUS. The Executive shall be entitled to receive an annual year-end performance bonus determined in accordance with the procedures and terms of the Company's performance bonus system in place immediately prior to the date hereof (the "PERFORMANCE BONUS"). The Performance Bonus shall be paid in accordance with the standard practices of the Company regarding such payments as in effect from time to time.

            (c) OTHER BENEFITS. The Executive shall be entitled to the regular benefits and perquisites in place for executives of the Company immediately prior to the date hereof, except to the extent that a benefit may be reduced in the future for all applicable executives of the Company with the prior approval of the Chief Executive Officer.

            (d) REIMBURSEMENT OF BUSINESS EXPENSES. The Company shall reimburse the Executive for all reasonable expenses necessarily incurred by him in connection with the performance of the Executive's duties hereunder upon presentation of a voucher indicating the amount and business purpose and supported by appropriate documentation, subject, however, to the Company's written employee reimbursement policies and procedures relating to business related expenses, if any, as in effect from time to time.

      4.    NON-COMPETE, NON-SOLICITATION.

            (j) NON-COMPETE. The Executive covenants and agrees that for such period as he shall be employed by the Company and, in the event this Agreement is terminated (other than by Executive pursuant to SECTION 5(g) due to a breach of this Agreement by the Company), whether voluntarily or involuntarily, for a period of twenty-four (24) months after such termination (the "NONCOMPETE PERIOD"), the Executive will not, without the prior written consent of the Board, either directly or indirectly through another Person, whether as principal or as agent, officer, director, employee, consultant, stockholder, investor (other than as a passive owner of not more than five percent (5%) of any class of securities traded on a national or regional stock exchange) or otherwise, alone or in association with any other Person, carry on, manage, control, consult with, render services for, or be engaged, concerned or take part in, or render like services to, or own any interest or share in earnings of any Person competing with the businesses of the MedVest Entities, as such businesses exist or are in process on the date of such termination, within any geographical area in which the MedVest Entities engage at the time of termination in such businesses.

            (k) NON-SOLICITATION. During the Noncompete Period, the Executive shall not directly or indirectly through another Person (i) induce or attempt to induce any employee of any MedVest Entity to leave the employ of such MedVest Entity, or in any way interfere with the relationship between any MedVest Entity and any employee thereof, (ii) hire any person who is an employee of any MedVest Entity at the time of termination, or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of any MedVest Entity to cease doing business with any such MedVest Entity, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and any MedVest Entity (including, without limitation, making any statement which is intended or reasonably calculated to disparage or discredit any MedVest Entity).

            (l) ENFORCEMENT. If, at the time of enforcement of this SECTION 4, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. The Executive acknowledges that the restrictions contained in this SECTION 4 are reasonable and that he has reviewed the provisions of this Agreement with his legal counsel.

            (m) REMEDIES AND EQUITABLE RELIEF. In the event of the breach or a threatened breach by the Executive of any of the provisions of this SECTION 4, the Company, in addition and supplementary to other rights and remedies existing in its favor, shall be entitled to specific performance and/or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). In addition, in the event of a breach or violation by the Executive of this SECTION 4, the Noncompete Period shall be tolled until such breach or violation has been duly cured.

      5. TERMINATION. Employment of the Executive may terminate for any of the following reasons.

            (a) MUTUAL AGREEMENT. By the mutual, written agreement of the Company and the Executive.

            (b) DEATH OR DISABILITY. Automatically upon the death or disability of the Executive. The Executive will be deemed to be "disabled" if the Board determines in good faith that the Executive is unable to substantially perform with reasonable accommodation the duties hereunder by reason of disability or incapacity due to physical or mental illness, for a period in excess of one hundred eighty (180) consecutive days in any twelve (12) month period or one hundred eighty (180) days in the aggregate in any twenty-four (24) month period. The Executive's employment may be terminated by the Company pursuant to this paragraph only if the Executive does not return to work within and for a continuous period of at least thirty (30) days after a notice of termination has been provided to the Executive by the Company.

            (c) CAUSE. By the Company at any time for "cause". For purposes of this Agreement, "CAUSE" shall mean the occurrence of one or more of the following events in each case as determined by a two-thirds vote of the disinterested members of the Board in good faith:

                  (i) the commission of a felony or the commission of any act or omission involving dishonesty, disloyalty or fraud with respect to and damaging any of the MedVest Entities;

                  (ii) chronic drug or alcohol abuse or other repeated conduct causing any of the MedVest Entities substantial public disgrace or disrepute or economic harm; or

                  (iii) the continued failure by the Executive substantially to perform his duties hereunder (other than as a result of total or partial disability or incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Executive by the Company, which demand identifies the manner in which the Company believes that the Executive has not substantially performed his duties.

            (d) BY EXECUTIVE. By the Executive upon thirty (30) days' written notice to the Company.

            (e)   RETIREMENT. Automatically upon the Executive's retirement.

            (f)   WITHOUT CAUSE. By the Company at any time without cause.

            (g) FOR GOOD REASON. By the Executive for Good Reason. For purposes of this Agreement, "GOOD REASON" shall mean (A) a material adverse change in connection with the Executive's title or job duties or responsibility;
(B) a material breach by the Company of any material obligation under this Agreement that is not curable or that is not cured within thirty (30) days after written notice thereof by the Executive to the Company; (C) relocation from the present metropolitan area of employment, without the Executive's consent, of the Executive; or (D) the termination of employment by the Executive at any time during the forty-five (45) day period after the first anniversary of the consummation of a transaction or a series of related transactions involving (a) the sale of eighty percent (80%) or more of the assets (based on their fair market value) of the Company, (b) any sale to a person not affiliated with a then current stockholder of voting stock representing more than fifty percent (50%) of the votes eligible to be cast by stockholders of the Company in the election of members of the Board of Directors or

(c) any consolidation, merger or recapitalization of the Company with the same effect as clause (b) or (c).

      6.    COMPENSATION UPON TERMINATION.

            (a) TERMINATION BY MUTUAL AGREEMENT. In the event that the Agreement is terminated by the parties pursuant to a written agreement in accordance with SECTION 5(a), the Executive shall be entitled to receive the compensation specified in any written agreement between the parties regarding the termination of Executive's employment.

            (b) TERMINATION BY EXPIRATION OF AGREEMENT; ON ACCOUNT OF DEATH; DISABILITY; FOR CAUSE; OR BY THE EXECUTIVE. In the event the Agreement is terminated pursuant to SECTIONS 5(b), 5(c), 5(d) or 5(e) the Executive shall not be entitled to any compensation for any period after termination except for the continuation of medical coverage as required by law; PROVIDED, HOWEVER, that the Executive shall be entitled to any Base Salary and any other vested compensation earned or accrued but not paid to the Executive prior to the termination of this Agreement; PROVIDED, FURTHER, that in the event the Agreement is terminated pursuant to SECTION 5(b), the Executive also shall be entitled to the Executive's Performance Bonus pro-rated for the then current year.

            (c) TERMINATION BY THE COMPANY WITHOUT CAUSE OR BY THE EXECUTIVE FOR GOOD REASON. In the event the Executive's employment is terminated pursuant to SECTION 5(f) OR 5(g), the Executive shall be entitled to (i) two times base annual compensation then in effect, (ii) a pro rata portion of Executive's Performance Bonus for the then current year, calculated at one hundred (100%) per cent of target, for the period prior to termination, (iii) two times the Executive's target bonus for the then current year, calculated at one hundred (100%) per cent of target, and (iv) the continuation of medical insurance coverage for the Executive and his family, at the Company's expense, for two (2) years (or, if not permitted, an amount equal to the amount necessary for the Executive to secure such coverage in the market generally). The payments required under this SECTION 3(c) shall be payable in twenty-four (24) equal monthly installments commencing on the last day of the month in which the Executive shall execute and deliver a release of claims against the Company containing standard employment release terms reasonably acceptable to the Company and Executive and shall continue until the earlier of (A) full payment and (B) a material breach by Executive of any covenant contained in this Agreement. The obligation of Executive to provide a release under this Section shall be conditioned upon the willingness of the Company to provide Executive with a release containing standard employment release terms reasonably acceptable to Executive.

      7. RETENTION BONUS AND NON-COMPETE FEE. The Company shall make an aggregate cash payment to the Executive of $1,486,250.00. The foregoing cash payment shall be made as follows (i) in consideration for remaining in the employment of the Company and entering into this Agreement, $831,937.50 on the date hereof, $342,562.50 payable on January 1, 2004 and $163,125.00 payable on January 1, 2005, and (ii) in consideration of the covenants of the Executive set forth in SECTION 4 above, the Company shall pay $92,437.50 on the date hereof, $38,062.50 payable on January 1, 2004 and $18,125.00 payable on January 1, 2005. The payments due the Executive under this SECTION 7 shall be paid (less applicable withholdings) by wire transfer of immediately available funds to an account designated by the Executive.

      8. CONFIDENTIAL INFORMATION. The Executive acknowledges that all Confidential Information is the property of the MedVest Entities. Therefore, the Executive agrees that he shall not disclose to any unauthorized Person or use for his own purposes any Confidential Information without the prior written consent of the Board, unless and to the extent that the Confidential Information becomes generally known to and available for use by the public other than as a result of the Executive's acts or omissions or as requested or required by law or court order (provided that the Executive shall notify the Company promptly of such request or requirement so that the Company may seek an appropriate protective order). The Executive shall deliver to the Company at the termination of his employment hereunder, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) embodying or relating to the Confidential Information, Work Product (as defined below) or the business of the MedVest Entities which he may then possess or have under his control.

      9. INVENTIONS AND PATENTS. The Executive acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) which relate to the MedVest Entities' actual business, research and development or existing or future products or services and which are conceived, developed or made by the Executive while employed by the Company ("WORK PRODUCT") belong to the MedVest Entities. The Executive shall promptly disclose such Work Product to the Board and, at the Company's expense, perform all actions reasonably requested by the Board (whether during or after the Term) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

      10. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit and be binding upon the parties hereto and their respective legal representatives, heirs, or successors and permitted assigns; PROVIDED, HOWEVER, that the Executive may not sell, assign, pledge, hypothecate, or otherwise transfer this Agreement or any part hereof without the prior written consent of the Company. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or the assets of the Company to assume expressly and to agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

      11. INDEMNIFICATION. To the fullest extent permitted by law, the Company agrees to, and shall provide in its code of regulations all necessary provisions so as to cause the Company to, indemnify and hold the Executive harmless against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act in his capacity as an officer of the Company during this Agreement. The Company further agrees, at all times while the Executive remains employed by the Company, to provide reasonable and adequate coverage for the benefit of the Executive under the Company's D&O policy provided coverage under such D&O insurance is commercially available and can be obtained at reasonable cost. The foregoing right of indemnification shall not be exclusive of any other right to which the Executive may be entitled to as a matter of law or otherwise, or any power that the Company may have to indemnify him or hold him harmless, but shall be subject to any applicable restrictions imposed by the code of regulations of the Company from time to time and any applicable law and shall not apply in respect of any loss, cost, liability or expense that is found, in a final judgment by a court of competent jurisdiction from which no appeal can be or has been taken, to have resulted principally from the Executive's bad faith, gross negligence or willful misconduct.

      12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED UNDER THE LAWS OF THE STATE OF OHIO WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISIONS.

      13. INTERPRETATION. This Agreement is the result of negotiations between the parties and accordingly, shall not be construed for or against either party regardless of which party drafted this Agreement or any portion thereof.

      14. NOTICES. All notices required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been delivered upon the earlier of personal delivery, or upon first attempted delivery by the United Postal Service or the overnight carrier if sent by certified mail, return receipt requested, postage prepaid or by recognized overnight carrier addressed:
(i) in the case of the Company, at its principal office and (ii) in the case of the Executive, at the last known residence as shown on the Company's records.

      15. WAIVER. A delay or failure by either party to require strict performance by the other party of any undertakings or agreements contained in this Agreement will not waive, affect or diminish any right of such party thereafter to demand strict compliance and performance therewith. Any waiver by either party of any default by the other party under this Agreement will not waive or affect any other such default, whether such default is prior or subsequent thereto and whether of the same or a different type.

      16. SEVERABILITY. In the event that any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, it shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, unless to do so would cause this Agreement to fail of its essential purpose.

      17. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement between the Company and the Executive with respect to the terms and conditions of the Executive's employment during the Term and supersedes all previous agreements and arrangements (if any), oral or written, relating to the employment of the Executive by the Company (which shall be deemed to have been terminated by mutual consent). There are no other agreements, conditions, or representations, oral or written, express or implied with regard thereto.

      18. AMENDMENT OF AGREEMENT. This Agreement may be modified, amended or rescinded only by means of a writing duly executed by the Company and the Executive.

      19. SURVIVORSHIP. The respective rights and obligations of the parties hereunder will survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

      20. COUNTERPARTS. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original but which taken together shall constitute a single agreement between the parties.

      21. HEADINGS. The Section headings herein are inserted for convenience of reference only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect the meaning or interpretation of any of the provisions herein.

      22. SUCCESSOR-IN-INTEREST. The Executive may designate a Successor (or Successors) in Interest to receive any and all amounts due the Executive in accordance with this Agreement should the Executive be deceased at any time of payment. Such designation of Successor(s) in Interest shall be made in writing and signed by the Executive. Any such designation may be made to any legal person, persons, trust or the Executive's estate as he shall determine in his sole discretion. In the event any designation shall be incomplete, or in the event the Executive shall fail to designate a Successor-in-Interest, his estate shall be deemed to be his Successor-in-Interest to receive such portion or all of the payments due hereunder. The Executive may amend, change or revoke any such designation at any time and from time to time, in the same manner.


                            [signature page follows]

      IN WITNESS WHEREOF, the parties have duly executed this Severance and Non-Compete Agreement as of the date first above written.


                                        MEDEX, INC.


                                        By: /s/ Dominick A. Arena
                                           --------------------------------
                                        Name: Dominick A. Arena
                                        Title: President and CEO

                                         /s/ Ralph Dickman, Jr
                                        ---------------------------------
                                        Ralph Dickman, Jr.